Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

MIDCOAST ENERGY PARTNERS, L.P.

This Certificate of Limited Partnership, dated May 30, 2013, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1.	Name. The name of the limited partnership is “Midcoast Energy Partners, L.P.”

2.	Registered Office; Registered Agent. The address of the registered office in the State of Delaware is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

County of New Castle

The name of the registered agent at such address is:

The Corporation Trust Company

3.	General Partner. The name and the business, residence or mailing address of the general partner is:

Midcoast Holdings, L.L.C.

1100 Louisiana Street, Suite 3300

Houston, Texas 77002-5217

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first written above.

MIDCOAST HOLDINGS, L.L.C., its General Partner

By:	/s/ Bruce A. Stevenson
Name: Bruce A. Stevenson Title: Corporate Secretary